Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 23, 2009 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in CurrencyShares® Euro Trust’s Annual Report on Form 10-K for the year ended October 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Baltimore, Maryland

October 15, 2010